  EXHIBIT 99.1

ALY ENERGY SERVICES, INC. REPORTS MORE THAN 25% INCREASE IN ADJUSTED EBITDA1 QUARTER-OVER-QUARTER

HOUSTON, TX - (August 26, 2019) - (OTCQB: ALYE) In its Form 10-Q filed with the Securities and Exchange Commission on August 14, 2019, Aly Energy Services, Inc. (“Aly” or the “Company”) reported quarterly Adjusted EBITDA1 of $1.0 million for the three months ended June 30, 2019 which was 26.2% greater than the Adjusted EBITDA1 of $0.8 million reported for the three months ended March 31, 2019. The primary driver of the increase in Adjusted EBITDA1 quarter-over-quarter was an increase in revenue generated from the Company’s lead surface rental products (and the associated rig-up/rig-down and trucking services) due to increases in both activity and pricing.

During the six months ended June 30, 2019, Aly generated cash flow of $1.6 million from operating activities and $0.2 million from net borrowings. The aggregate cash generated, in addition to $0.7 million of cash on hand, was used to fund $2.5 million in capital expenditures. As of June 30, 2019, cash and restricted cash aggregated to $1.0 million, which combined with cash generated from operating activities, will be used primarily to support ongoing operations and to repay borrowings under the Company’s credit facility with a related party.

Management Comment

Micki Hidayatallah, Aly’s Chairman and Chief Executive Officer said: “We are extremely proud that, during a period of a declining rig count, we increased Adjusted EBITDA1 by over 25% quarter-over-quarter when comparing the three months ended June 30, 2019 to the three months ended March 31, 2019. Although the rig count continues to decline, we believe we are well-situated to improve margins further during the remainder of the year.”

“In 2018, Aly embraced a low-risk growth strategy when we initiated a comprehensive capital expenditure plan to purchase tanks, pumps and other equipment which was being sub-rented at the time from third-party vendors. We were confident that, once purchased, the equipment would generate an immediate return either by expanding the Company’s available fleet of equipment to meet increased demand and thereby increasing revenue or by enabling the Company to replace high-cost equipment sub-rented from third-party vendors with owned equipment thereby reducing costs. The initial impact of this strategy has materialized as expected and is reflected in our financial results: (i) tanks, primarily 500bbl round-bottom tanks, purchased during the first half of 2019 contributed to increased revenue from both the rental of the tanks and the associated rig-up/rig-down and trucking services and were largely responsible for the improvement in operating results when comparing the three months ended June 30, 2019 to the three months ended March 31, 2019, and (ii) pumps and other equipment, purchased and fabricated in 2018, replaced sub-rented equipment and reduced the annual sub-rental expenditures by $0.8 million. The impact will be magnified in the second half of the year when we benefit from a full period of having all of the purchased and fabricated equipment in service.”

“During the remainder of 2019, we are well-positioned to grow revenue without significant incremental costs, particularly through increased activity with existing customers in both our surface rental and solids control product lines. Late in the second quarter, we entered into a leasing arrangement with a related party, Permian Pelican Rentals, LLC (“PPR”) under which we will gain access to an incremental 40 500bbl tanks at low sub-rental rates. Many of our existing customers have not reduced their drilling activity and we believe that the tanks leased from PPR, which will become available beginning in the third quarter, combined with the 50 tanks purchased during the first half of the year, will enable us to take on additional surface rental work. In our solids control product line, we have had relatively low utilization of our equipment throughout 2019. Increasing the utilization of our centrifuges can raise revenue and margins quickly as we have the capacity to double our existing utilization with virtually no start-up or fixed costs and minimal variable costs. In order to take advantage of this opportunity, we have expanded our sales team to include more expertise in the solids control product line and we are emphasizing the cross-selling of solids control products to existing surface rental customers.”

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“If our existing customers are not in need of additional equipment and if we are unable to obtain work with new customers, we will still be able to improve margins during the second of half the year. To the extent we have spare owned tanks or spare tanks leased from PPR, we will immediately swap tanks which are sub-rented for the spare owned or leased tanks and we will return the sub-rented tanks to the vendors. The return of sub-rented tanks and other equipment will result in a significant decrease in costs and thus improved margins.”

“Despite a challenging and uncertain market environment, we believe demand from our existing customers will remain strong and we are confident that executing on our low-risk growth strategy of increasing our fleet of equipment to either satisfy incremental demand or to replace high-cost sub-rented equipment will result in improved margins during the second half of 2019.”

About Aly

Aly Energy Services, Inc., together with its subsidiaries, is a provider of oilfield services, primarily surface rental and solids control equipment and related services, to leading oil and gas exploration and production companies operating in major basins in the United States. We operate in the United States, primarily in Texas, Oklahoma, and New Mexico.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Aly's business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to the risk factors set forth in our most recent filing on Form 10-K. Aly undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

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1Adjusted EBITDA is a non-GAAP financial measure that is not necessarily comparable from one company to another. Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, certain non-cash items, such as stock compensation expense, bad debt expense, and gains on extinguishment of debt, and certain non-routine items, including transaction costs. Management believes that Adjusted EBITDA is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results. For a reconciliation of Adjusted EBITDA to net income, please see the tables at the end of this release.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
		(restated)		(restated)
Components of EBITDA:
Net income (loss)	$59	$(279)	$(103)	$(271)
Non-GAAP adjustments:
Depreciation and amortization	843	867	1,689	1,737
Interest expense - related party, net	88	92	179	178
Interest expense, net	4	3	9	9
Income tax expense	11	21	21	42
EBITDA	1,005	704	1,795	1,695
Adjustments to EBITDA:
Severance, settlements and other losses	-	317	-	341
Bad debt expense	17	22	56	44
Transaction costs	24	50	24	50
Adjusted EBITDA	$1,046	$1,093	$1,875	$2,130

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ALY ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets
Cash	$969	$1,615
Restricted cash	30	30
Receivables, net	3,257	2,910
Receivables - related party	41	-
Prepaid expenses and other current assets	474	621
Total current assets	4,771	5,176
Property and equipment, net	26,947	25,808
Intangible assets, net	2,974	3,349
Operating right-of-use assets	258	-
Other assets	13	13
Total assets	$34,963	$34,346

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,023	$2,602
Accrued interest - related party	27	31
Current portion of long-term debt - related party	1,000	1,000
Total current liabilities	4,050	3,633
Operating lease liabilities, net	135	-
Long-term debt - related party, net	5,360	5,185
Other long-term liabilities	-	13
Total liabilities	9,545	8,831
Commitments and contingencies
Stockholders' equity
Series A convertible preferred stock of $0.001 par value,	-	6,755
liquidation preference of $0 and $17,292 as of June 30, 2019 and December 31, 2018, respectively
Authorized-20,000; issued and outstanding-none as of June 30, 2019
Authorized-20,000; issued and outstanding-17,292 as of December 31, 2018
Preferred stock of $0.001 par value	-	-
Authorized-4,980,000; issued and outstanding-none as of June 30, 2019 and December 31, 2018
Common stock of $0.001 par value	4	1
Authorized-15,000,000; issued and outstanding-3,822,329 as of June 30, 2019
Authorized-15,000,000; issued and outstanding-940,918 as of December 31, 2018
Additional paid-in-capital	61,017	54,265
Accumulated deficit	(35,603)	(35,506)
Total stockholders' equity	25,418	25,515
Total liabilities and stockholders' equity	$34,963	$34,346

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ALY ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
		(restated)		(restated)

Revenue	$4,303	$4,388	$8,222	$8,724
Expenses:
Operating expenses	2,503	2,529	4,851	5,139
Depreciation and amortization	843	867	1,689	1,737
Selling, general and administrative expenses	795	1,155	1,576	1,890
Total expenses	4,141	4,551	8,116	8,766
Income (loss) from operations	162	(163)	106	(42)
Other expense:
Interest expense, net	4	3	9	9
Interest expense - related party, net	88	92	179	178
Total other expense	92	95	188	187
Income (loss) before income taxes	70	(258)	(82)	(229)
Income tax expense	11	21	21	42
Net income (loss)	$59	$(279)	$(103)	$(271)

Basic earnings (loss) per share information:
Net income (loss) available to common stockholders	$0.02	$(0.40)	$(0.03)	$(0.39)
Weighted-average shares - basic	3,822,329	690,918	3,376,586	690,913

Diluted earnings (loss) per share information:
Net income (loss) available to common stockholders	$0.01	$(0.40)	$(0.03)	$(0.39)
Weighted-average shares - diluted	4,412,495	690,918	3,376,586	690,913

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ALY ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Six Months Ended June 30,
	2019	2018
		(restated)
Cash flows from operating activities:
Net loss	$(103)	$(271)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,689	1,737
Operating lease amortization	69	-
Bad debt expense	56	44
Changes in operating assets and liabilities:
Receivables	(403)	899
Receivables - related party	(41)
Prepaid expenses and other assets	147	88
Accounts payable, accrued expenses, operating lease and other liabilities	222	(473)
Accrued interest - related party	(4)	4
Net cash provided by operating activities	1,632	2,028

Cash flows from investing activities:
Purchases of property and equipment	(2,453)	(585)
Net cash used in investing activities	(2,453)	(585)

Cash flows from financing activities:
Borrowings on long-term debt - related party	675	250
Repayment of long-term debt - related party	(500)	-
Net cash provided by financing activities	175	250

Net increase (decrease) in cash and restricted cash	(646)	1,693
Cash and restricted cash, beginning of period	1,645	233
Cash and restricted cash, end of period	$999	$1,926

Supplemental disclosure of cash flow information:
Cash paid for interest - related party	$183	$174
Cash paid for interest	7	5
Cash paid (received) for income taxes, net	45	(13)

Non-cash financing activities:
Cancellation of preferred stock and issuance of common stock in connection with the Merger	$6,755	$-

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